                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A of our reportS dated November 17, 1995, relating to the financial statements and financial highlights appearing in the October 31, 1995 Annual Reports to Shareholders of the International Discovery Fund, International Stock Fund, European Stock Fund, Japan Fund, Latin America Fund, New Asia Fund and Emerging Markets Stock Fund (seven of the portfolios constituting T. Rowe Price International Funds, Inc.). We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

          /s/PRICE WATERHOUSE LLP
          Price Waterhouse LLP
          Baltimore, Maryland
          December 20, 1995

                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A of the Foreign Equity Fund (the portfolio comprising Institutional International Funds, Inc.) and the Global Stock Fund (one of the portfolios constituting T. Rowe Price International Funds, Inc.).


          /s/PRICE WATERHOUSE LLP
          Price Waterhouse LLP
          Baltimore, Maryland
          December 20, 1995

                          CONSENT OF INDEPENDENT ACCOUNTANTS

          To the Board of Directors of
           T. Rowe Price International Funds, Inc. and
           Shareholders of T. Rowe Price New Asia Fund


               We consent to the incorporation by reference in Post-Effective Amendment No. 59 to the Registration Statement of the
          T. Rowe Price International Funds, Inc. on Form N-1A (File No. 002-65539) of our report dated November 17, 1994, on our audit of the statement of changes in net assets for the year ended October 31, 1994, and the financial highlights for the year then ended, the ten months ended October 31, 1993, each of the two years in the period ended December 31, 1992, and from September 28, 1990 (commencement of operations) to December 31, 1990 of the T. Rowe Price New Asia Fund.

          COOPERS & LYBRAND L.L.P.
          Coopers & Lybrand L.L.P.
          Baltimore, Maryland
          December 20, 1995